Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 27, 2019, relating to the financial statements of Great Elm Capital Group, Inc. (the “Company”) as of June 30, 2019, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2020.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 19, 2021